   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 6, 1998
===============================================================================
                           SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [ ]

Filed by a Party other than the Registrant  [X]

Check the appropriate box:
 [ ] Preliminary Proxy Statement
 [ ] Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2))
 [ ] Definitive Proxy Statement
 [X] Definitive Additional Materials
 [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     AMERICAN BANKERS INSURANCE GROUP, INC.
                           -------------------------
                (Name of Registrant as Specified in Its Charter)

                              CENDANT CORPORATION
                           -------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

 [X] No fee required.

 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------

     (4) Proposed maximum aggregate value of transactions:
                                                          ---------------------

     (5) Total fee paid.

------------

 [ ] Fee paid previously with preliminary materials.

 [ ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     ------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     ------------------------------------------------------------------------

     (3) Filing Party:

     ------------------------------------------------------------------------

     (4) Date Filed:

     ------------------------------------------------------------------------

===============================================================================

    Cendant submitted a letter to the state insurance commissioner of Arizona on March 5, 1998 reaffirming Cendant's contention that, pursuant to certain contracts and agreements entered into between AIG and American Bankers and certain members of its management, AIG and those persons controlling AIG are currently in control over American Bankers without having obtained prior insurance regulatory approval in violation of the applicable insurance statutes.

                       [Brown & Bain, P.A. Letterhead]

                                March 5, 1998



       Re:  Application of American International Group, Inc.
            to Acquire Control of American Bankers
            Insurance Group, Inc.
            ------------------------------------------------

Dear Director Greene:

      We understand that counsel to American Insurance Group, Inc. ("AIG") professes to have "concluded" that the detailed analysis in our February 23, 1998 letter to you -- which supported a conclusion that AIG and those persons controlling AIG are in control over American Bankers Insurance Group, Inc. ("American Bankers") by virtue of the various contracts and agreements between American Bankers and AIG without the requisite approval in violation of the provisions of A.R.S. Section 20-481.02(A) -- is "wrong" and "unworthy of your consideration". AIG's dismissive attitude toward its own improper conduct reflects corporate arrogance. The absence of any substantive response is astounding given the opportunity AIG has had to create one. But, given its own assertion that holding revocable proxies of more than ten percent of American Bankers shares on a single issue vote constitutes "control", the lack of any response is unbecoming. AIG has failed to provide any analysis in support of its "conclusion". Rather, AIG has merely "concluded" that Cendant is wrong. In an attempt perhaps to obfuscate the control issue raised by Cendant, AIG has also resorted to its current practice of mudslinging.

      Cendant continues to believe that AIG and those persons controlling
AIG are in control over American Bankers by virtue of the various contracts and agreements between American Bankers and AIG without the requisite approval in violation of the provisions of A.R.S. Section 20-481.02(A). Accordingly, on behalf of Cendant, we reiterate Cendant's request that your Department immediately take all appropriate regulatory action to enforce your statutes and to require AIG and those persons controlling AIG to renounce, waive or otherwise relinquish each of the control provisions in the contracts and agreements with American Bankers described in our February 23, 1998 letter.


                                                 Respectfully,


                                                 /s/ Howard Ross Cabot
                                                 -----------------------
                                                 Howard Ross Cabot


Honorable John Greene
 Director of Insurance
  Arizona Department of Insurance
   2910 North 44th Street, Suite 210
    Phoenix, Arizona 85018

VIA HAND DELIVERY

HRC:mam

Copy to:

Mr. Kurt Regner
 Assistant Chief Examiner
  Arizona Department of Insurance
    2910 North 44th Street, Suite 210
     Phoenix, Arizona 85018

VIA HAND DELIVERY

Michael De La Cruz, Esq.
 Assistant Attorney General
  Office of the Attorney General
   1275 West Washington
    Phoenix, Arizona 85007

VIA FACSIMILE [542.4085]
AND HAND DELIVERY